Exhibit 5

                         REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and effective as of February 25, 1999, by and among Thomas L. Blair (the "Investor") and United Payors & United Providers, Inc., a Delaware corporation (the "Company").


                                   RECITALS

      A. Upon the terms and subject to the conditions of a Purchase Agreement, dated as of February 2, 1999 (the "Purchase Agreement"), by and among the Investor and the Independent Divestment Trust (the "Trust"), the Investor has agreed to purchase from the Trust shares of the common stock, $0.01 par value ("Common Stock"), of the Company ("Purchase Agreement").

      B. Such Purchase Agreement used by the Investor is a prerequisite to the Company's acquisition of a financial institution;

      C. The Company considers this Agreement to be in the best interests of the Company and its stockholders.


                                   AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Definitions. As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

            "Affiliate" shall have the meaning provided in the Exchange Act.

            "Agreement" shall mean this Registration Rights Agreement.

            "Closing Date" shall have the meaning provided in the Securities Purchase Agreement dated as of February 2, 1999 by and between Capital Z Financial Services Fund II, L.P. and the Investor.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall have the meaning provided in Recital A.


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            "Common Stock Equivalents" means, without duplication with any other
Common Stock or Common Stock Equivalents, any warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

            "Company" shall mean United Payors & United Providers, Inc., a Delaware corporation, and any successor thereto.

            "Demand Registration" shall mean a registration effected pursuant to
Section 2(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Holder" shall mean any holder of Shares listed on the signature pages hereof and any direct or indirect transferee of any such holder that becomes a party hereto by executing and delivering a Registration Rights Agreement Joinder in the form attached hereto as Exhibit A.

            "Initiating Holders" shall have the meaning provided in Section
2(b).

            "Investor" shall have the meaning provided in the preamble of this Agreement.

            'Person" shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

            "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

            "Registrable Shares" shall mean (a) the Shares beneficially owned by any Holder and (b) any shares of Common Stock or other securities of the Company issued or distributed to a Holder with respect to, in exchange for or in replacement of, any of the Shares; provided, however, that such shares of Common Stock and other securities shall be treated as Registrable Shares only if and so long as (i) they have not been sold by the Investor pursuant to an effective Registration Statement under the Securities Act, (ii) they have not been sold to the public in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof or pursuant to Rule 144 under the Securities Act or any similar provision), or (iii) they may not immediately be resold by a Holder pursuant to Rule 144 (k) under the Securities Act without any volume limitation.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.


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            "Purchase Agreement" shall have the meaning provided in Recital A.

            "Shares" shall mean 2,250,000 outstanding shares of Common Stock.

            "Violation" shall have the meaning provided in Section 7(a).

            2.    Demand Registration.

                  (a) General. If the Company shall receive, at any time after 365 days after the Closing Date (subject to Section 10 of this Agreement), a written request from Holders that the Company file a registration statement under the Securities Act covering the registration of at least 750,000 Registrable Shares (adjusted for all stock splits or similar transactions), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 2 file a registration statement with respect to that number of Registrable Shares specified in such written request (and such Registrable Shares as may be specified in the written notice of any other Holder delivered to the Company within twenty
      (20) days after the date on which the Company mailed notice of the initiating written request to such other Holder) within 90 days of its receipt of such written request (the "Required Filing Date") and use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as promptly thereafter as is practicable.

            (b) Underwriters Cut-back. If the Holders initiating the registration request under Section 2(a) (the "Initiating Holders") intend to distribute the Registrable Shares covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), and the Company shall include in the applicable registration statement such information with respect thereto as may be required or advisable. The selection of the managing underwriter of any underwritten offering under this Section 2 shall be made by a majority in interest of the Initiating Holders, with the consent of the Company (such consent not to be unreasonably withheld) . In the case of an underwritten offering, the right of any Holder to include Registrable Shares in the related registration shall be conditioned upon the inclusion of such Holder's Registrable Shares in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder). All Holders proposing to distribute their securities through such underwritten offering shall (together with the Company as provided in Section 4(e)) enter into an underwriting agreement with customary terms with the underwriter or underwriters selected for such underwritten offering. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Initiating Holders that marketing factors require or make advisable a limitation of the number of shares to be included in the underwritten offering, then the Initiating Holders shall so advise all other participating Holders, and the number of Registrable Shares that may be included in the underwritten offering shall be allocated among all participating Holders, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Shares owned by each


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      Holder; provided, however, that the number of Registrable Shares to be included in such underwritten offering shall not be reduced unless and until all other securities shall have been excluded from the underwritten offering.

            (c) Limit on Demand Registrations. The Company is obligated to effect only two (2) Demand Registrations pursuant to Section 2 for an aggregate of up to 2,250,000 shares of Common Stock (as adjusted for all stock splits or similar transactions). For purposes of this Section 2(c), no such registration shall be deemed a Demand Registration unless and until the registration statement filed pursuant thereto has been declared effective by the Commission.

            (d) Deferral of Filing. The Company may defer the filing (but not the preparation) of any registration statement required by Section 2 for a period of up to: (i) 45 days in the event that the Company or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) 120 days in the event that the Board of Directors of the Company determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company takes substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and proceeds with reasonable diligence to effect such offering; provided that if such determination is made by the Board of Directors after receipt of a Demand Registration request, the Board prior to such request shall have commenced negotiations with an underwriter with respect to such offering; and provided further, however, that during any period of 360 consecutive days, Holders shall not be subject to deferrals pursuant to the Company's exercise of deferral rights for a period of at least 180 consecutive days (which deferral period shall coincide with the deferral period permitted under Section 2(d) of that certain Registration Rights Agreement, dated the date hereof, between the Company and CapZ Fund). A deferral of the filing of a registration statement pursuant to this Section 2(d) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are terminated or the transaction contemplated by such negotiations or other activities are consummated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2(d), the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Initiating Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this
      Section 2(d) and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority


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      in interest of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw their request by giving notice to the Company. If withdrawn, the such request shall be deemed not to have been made for all purposes of this Agreement.

            (e) Expenses of Demand Registration. All expenses of Demand Registrations shall be paid by the selling Holders; provided, however, that if any securities other than the Shares are included in a Demand Registration, any person on whose behalf such securities have been included shall pay that percentage of the total expenses which equals the percentage of the total proceeds received by such person, and the selling Holders shall have no responsibility for any such expenses.

      3.    Piggy-Back Registration.

            (a) General. If at any time after 180 days after the Closing Date, the Company proposes to register (including for this purpose a registration effected by the Company pursuant to Section 2 of this Agreement) any shares of its Common Stock under the Securities Act in connection with the public offering of such securities (other than a registration on Form S-4 or Form S-8 (or any successor forms)), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 18 hereof, the Company shall cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested to be registered, subject to the underwriter cutback and other provisions of Section 3(b) hereof.

            (b) Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under this Section 3 to include any Holder's Registrable Shares in such underwritten offering unless such Holder shall have agreed in writing to the terms of the underwriting as agreed upon among the Company and the underwriters selected by the Companyor by selling stockholders, as the case may be, and then only in such quantity as the underwriters determine in their sole discretion will not materially and adversely affect the distribution of securities to be covered by such registration statement such determination to be confirmed in writing upon the request of any Holder. If the total amount of Registrable Shares requested by Holders to be included in such offering pursuant to Section 3(a) exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Shares and shares of Common Stock offered by other selling shareholders which the underwriters determine in their sole discretion will not have a material adverse effect on the offering (the securities so included to be apportioned among all selling Holders and other selling shareholders pro rata according to the total amount of shares of Common Stock proposed to the be sold by each selling holder.

            (c) Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing, qualification or sale of


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      Registrable Shares pursuant to this Section 3, including (without limitation) all registration, filing, and qualification fees, and printers' fees, accounting fees and the fees and disbursements of counsel for the Company relating or apportionable thereto, but excluding underwriting discounts and commissions, stock transfer taxes and the fees and expenses of separate counsel, if any, retained by the selling Holders.

            4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible, use reasonable commercial efforts to do the following:

                        (a) Commission Filing. Prepare and file with the
            Commission a registration statement with respect to such Registrable Shares and to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for up to 180 days or until all of the Shares registered thereunder are sold, whichever occurs sooner.

                        (b) Amendments. Prepare and file with the Commission
            such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and furnish such copies thereof to the Holders and any underwriters as they may reasonably request.

                        (c) Prospectus. Furnish to the Holders and any
            underwriters such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them, and cause all related filings to be made with the Commission as required by Rule 424 under the Securities Act.

                        (d) Blue Sky Qualification. Register and qualify the
            Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any underwriters; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) Underwriting Agreement. In the event of any
            underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, including, without limitation, delivering opinions of counsel and "comfort letters" of accountants. Each Holder participating in such underwriting shall also enter


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            into and perform its obligations under such an agreement.

                        (f) Prospectus Delivery. Promptly notify each Holder of
            Registrable Shares covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the Commission, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and provide such copies thereof as the Holders and any underwriters may reasonably request.

                        (g) Make generally available to the Company's
            securityholders an earnings statement satisfying the provisions of
            Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                        (h) If requested by the managing underwriter or any
            seller, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                        (i) As promptly as practicable after filing with the
            Commission of any document which is incorporated by reference into a registration statement, deliver a copy of each such document (in the form in which it was incorporated) to each seller;


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                        (j) Cooperate with the sellers and the managing
            underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, to enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and to make available to the Company's transfer agent prior to the effectiveness of such registration statement a satisfactory supply of such certificates;

                        (k) Promptly make available for inspection by any
            seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to fulfill their due diligence responsibilities, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company's Board of Directors determines in good faith, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) and (B) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided further, however, that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                        (l) Furnish to each seller and underwriter a signed
            counterpart of (A) an opinion or opinions of counsel to the Company and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters as are customarily covered by such opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;


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                        (m) Cause the Registrable Shares included in any
            registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation System or the National Market System of Nasdaq Stock Market if the Registrable Shares so qualify;


                        (n) Provide a CUSIP number for the Registrable Shares
            included in any registration statement not later than the effective date of such registration statement;

                        (o) Cooperate with each seller and each underwriter
            participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                        (p) During the period when a prospectus is required to
            be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                        (q) Notify each seller of Registrable Shares promptly of
            any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                        (r) Prepare and file with the Commission promptly any
            amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

                        (s) Enter into such agreements (including underwriting
            agreements in the managing underwriter's customary form) as are customary in connection with an underwritten offering;

                        (t) Advise each seller of such Registrable Shares,
            promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order issued by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

                        (u) Cooperate in a reasonable manner, considering among other


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            things operating responsibilities to the Company, with each seller and each underwriter participating in the disposition of Registrable Shares in connection with their selling efforts, including, without limitation, by making its officers and employees reasonably available for road show or other presentations; and

                        (v) Subsequent to the date hereof, not grant rights to
            more than four (4) Demand Registrations to any Person in connection with any transaction or series of related transactions, or Piggy-Back Registration rights having a priority over the Piggy-Back Registration rights granted under this Agreement.

            5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Shares.

            6. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

            7. Indemnification. In the event (i) any Registrable Shares are included in a registration statement under this Agreement or (ii) any other shares of Common Stock held by the Investor are included in any registration statement:

                  (a) Indemnification by the Company. To the fullest extent
            permitted by law, the Company will indemnify and hold harmless each Holder, each of its directors, officers, partners, employees, advisors, agents and representatives, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act and any agent or investment advisor thereof, against any and all losses, claims, damages, expenses (including, without limitation, attorneys' fees and disbursements) and liabilities (joint or several) to which they may become subject, insofar as such losses, claims, damages, expenses (including, without limitation, attorneys' fees and disbursements) and liabilities (or actions in respect thereof) arise out of, relate to, result from or are based upon any of the following (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, and the Company will


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            pay to each such Holder or other person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them, plus appropriate local counsel in connection with investigating or defending any such loss, claim, damage, expense, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability, or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, expense, liability, or action to which any Holder or other indemnifiable person may become subject to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or other indemnifiable person. This right to indemnification shall remain in full force and effect notwithstanding any investigation made by or on behalf of such Holder or other indemnifiable person and shall survive the transfer of such securities by such Holder.

                  (b) Indemnification by Selling Holder. To the fullest extent permitted by law, each selling Holder severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers, partners, employees, advisors, agents and representatives, who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any agent or investment advisor thereof, any other Holder selling securities registered in such registration statement and any controlling person of any such underwriter or other Holder against any and all losses, claims, damages, expenses (including, without limitation, attorney's fees and disbursements) and liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages, expenses (including, without limitation, attorney's fees and disbursements) and liabilities (or actions in respect thereto) arise out of, relate to, result from or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further, that in no event shall any indemnity under this Section 7 (b) exceed the net proceeds from the offering received by such Holder.

                  (c) Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof in accordance with
            Section 18 hereof and the indemnifying party shall have the right to participate in, and, to the extent the


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            indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (plus appropriate local counsel), with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall to the extent prejudicial relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

                  (d) Contribution. If the indemnification provided for in this
            Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Shares giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable to a party as a result of the losses, claims damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Survival. The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement, and otherwise.

                  8. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts to:

                  (a) make and keep public information available, as those terms are defined in Rule 144;

                  (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Shares, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any Registrable Shares without registration.

                  9. "Market Stand-Off" Agreement. Each Holder hereby agrees that for a period of 180 days, or such shorter period required by the underwriters, following the effective date of any registration effected pursuant to Section 2, or if Holders participate in the sale of securities effected pursuant to Section 3 hereof, such Holder, if requested by the managing underwriter, shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees and Affiliates who agree to be similarly bound) any securities of the Company held by it at any time during such period, except shares of Common Stock included in such registration. In addition, each Holder agrees, if applicable, to acknowledge the undertaking provided for in this Section 9 by entering into customary written "lock-up" agreements with the managers of the relevant underwriting. The requirements of this Section 9 shall not apply to any Holder that (together with its Affiliates), at the time of receipt of the referenced notice from the Company, (i) beneficially owns less than 5% of the outstanding shares of Common Stock, (ii) is not an Affiliate or an employee of the Company and (iii) waives any further benefits of this Agreement for it or any subsequent assignee or transferee of its Registrable Shares.

            In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Shares of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  10. "Lock-up" Agreements. Each Holder agrees to enter into a customary written "lock-up" agreement with respect to the Registrable Shares with the managers of any underwritten public offering by the Company of shares of its equity securities for cash, which offering is completed on or before August 31, 1999; provided, however, that the aggregate of such "lock-up" period together with any deferral period pursuant to Section 2(d) shall not exceed the deferral period permitted under Section 2(d).

                  11.   Right of First Offer.

                  (a) Notice of Proposed Transaction; Election. In the event that any Holder or any holder of Common Stock Equivalents or shares of common stock received upon exercise of such Common Stock Equivalents who is a direct or indirect transferee of the Investor (the "Selling Holder") desires to effect a sale, within the meaning of Section 2(3) of the Securities Act of 1933, as amended, of any or all of its shares of Common Stock or any Common Stock Equivalents (collectively, the "Subject Shares"), the Selling Holder shall first give written notice (a "Right of First Offer Notice") of such desire to the Company setting forth the terms and conditions of sale and the price at which the Selling Holder desires to sell. The Company shall thereupon, within twenty (20) business days following its receipt of the Right of First Offer Notice (the "Right of First Offer Election Period"), notify the Selling Holder in writing of the number, if any, of Subject Shares that the Company or its designee, as the case may be, desires to subscribe to purchase (the "Right of First Offer Subscription"). Failure to respond to the Selling Holder with regard to the Right of First Offer Notice prior to the expiration of the Right of First Offer Election Period shall be deemed to be an election not to subscribe for any of the Subject Shares. If the Selling Holder satisfies all of the foregoing conditions and the Company and its designees, as the case may be, do not collectively subscribe for all of the Subject Shares, then the Selling Holder may, upon the expiration of the Right of First Offer Election Period, sell the Subject Shares not subscribed for by the Company or its designees, as the case may be, to any other person at a purchase price equal to or higher than the price set forth in the Right of First Offer Notice; provided, however, that the Selling Holder shall again become subject to the above restrictions on transfer if a definitive agreement for the proposed transfer is not entered into within ninety (90) days after the expiration of Right of First Offer Election Period. This
      Section 11(a) shall
      not apply to any Transfer by any Holder to any Affiliate of such Holder.

                        Procedure for Sale. If all the Subject Shares are subscribed for by the Company or its designees, as the case may be, the closing of the purchase of the Subject Shares shall take place at the principal offices of the Company no later than thirty (30) days after the date of the expiration of the Right of First Offer Election Period (subject to the last sentence of this Section 11(b)). At the closing, the Company or its designees, as the case may be, will pay the purchase price for the Subject Shares to be purchased by it to the Selling Holder by wire transfer of immediately available funds upon the Selling Holder's delivery of valid certificates evidencing the Subject Shares. Such certificates will be duly endorsed (with signatures guaranteed, if appropriate) for transfer to the Company or its designees, as the case may be, and upon delivery of such certificates to the Company or its designees, as the case may be, the Selling Holder will be deemed to represent and warrant to the Company or its designees, as the case may be, that the Subject Shares are owned by the Selling Holder free and clear of all liens, adverse claims and other encumbrances (other than as provided in this Registration Rights Agreement), and that the Selling Holder has all requisite power and authority to sell the Subject Shares. The parties shall take all such actions as may be necessary to comply as promptly as practicable with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the sale of the Subject Shares.

                  12. Amendment. This Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders of at least sixty-six percent (66%) of the Registrable Shares. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Holder, each transferee thereof and the Company.

                  13. Termination. The rights provided in this Agreement shall terminate on the tenth anniversary of the effective date of this Agreement.

                  14. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

                  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  17. Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

                  18. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such party's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

                  19. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

                  20. Further Assurances. Each of the parties shall, without further consideration, execute and deliver such additional documents and take such other action as the other parties, or any of them, may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

                  21. Successors and Assigns. This Agreement shall be binding upon, and all rights hereto shall inure to the benefit of, the parties hereto, and their respective successors and assigns that execute and deliver a Registration Rights Agreement Joinder in the form attached hereto as Exhibit A.

                  22. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions promises, inducements, representations, warranties, covenants or undertakings with regard to the registration of the Shares pursuant to the Securities Act, other than those expressly set forth or referred to in this Agreement.

                  23. Recapitalization, etc. The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Registrable Shares, to any and all shares of capital stock of the Company or any capital stock, partnership units or, any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Registrable Shares by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

                               UNITED PAYORS & UNITED PROVIDERS, INC.

                               By: /s/ Edward S. Civera
                                   ----------------------------------------
                                   Edward S. Civera
                                   President and Chief Operating Officer

                               Address:
                                        2275 Research Boulevard, Sixth Floor
                                        Rockville, Maryland 20850
                                        Attention:  Edward S. Civera
                                        Telecopier: (301) 548-8828




                                    /s/ Thomas L. Blair
                                    ---------------------------------------
                                    Thomas L. Blair

                                    Address:

                                                           EXHIBIT A


                     REGISTRATION RIGHTS AGREEMENT JOINDER

      The undersigned, a [individual, corporation, partnership, etc. and place of residence or organization , joins in the execution of that certain Registration Rights Agreement ("Agreement"), dated _______________, by and among _____________, a _______________, and United Payors & United Providers, Inc., a Delaware corporation, for the purpose of accepting the benefits conferred and assuming the obligations and liabilities imposed upon Holders (as such term is defined in the Agreement) pursuant to the terms of the Agreement, with respect to ___________ of the Shares (as such term is defined in the Agreement).



-------------------                 ------------------------------------
Date

                      REGISTRATION RIGHTS AGREEMENT JOINDER
                      -------------------------------------


            The undersigned, a Bermuda exempt and limited partnership, joins in the execution of that certain Registration Rights Agreement (the "Agreement"), dated February 25, 1999, by and between Thomas L. Blair and United Payors & United Providers, Inc., a Delaware corporation, for the purpose of accepting the benefits conferred, and assuming the obligations and liabilities imposed, upon Holders (as such term is defined in the Agreement) pursuant to the Agreement, with respect to 2,240,334 of the Shares (as such term is defined in the Agreement).


February 25, 1999             CAPITAL Z FINANCIAL SERVICES
                              FUND II, L.P.

                              By:   Capital Z Partners, L.P.,
                                    its General Partner

                                    By:   Capital Z Partners, Ltd.,
                                          its General Partner


                                    By: /s/ Steven M. Gluckstern
                                        --------------------------------
                                        Name: Steven M. Gluckstern
                                        Title: Chairman of the Board





NYFS08...:\60\33560\0019\2205\FRM2219U.020

                      REGISTRATION RIGHTS AGREEMENT JOINDER
                      -------------------------------------


            The undersigned, a Bermuda exempt and limited partnership, joins in the execution of that certain Registration Rights Agreement (the "Agreement"), dated February 25, 1999, by and between Capital Z Financial Services Fund II, L.P., a Bermuda exempt and limited partnership, as assignee of Thomas L. Blair, and United Payors & United Providers, Inc., a Delaware corporation, for the purpose of accepting the benefits conferred, and assuming the obligations and liabilities imposed, upon Holders (as such term is defined in the Agreement) pursuant to the Agreement, with respect to 9,666 of the Shares (as such term is defined in the Agreement).


February 25, 1999             CAPITAL Z FINANCIAL SERVICES
                              PRIVATE FUND II, L.P.

                              By:   Capital Z Partners, L.P.,
                                    its General Partner

                                    By:   Capital Z Partners, Ltd.,
                                          its General Partner


                                    By: /s/ Paul H. Warren
                                        ----------------------------------
                                        Name: Paul H. Warren
                                        Title: Senior Vice President







NYFS08...:\60\33560\0019\2205\FRM2219P.210